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                                                                      EXHIBIT 99


                               PERRY COUNTY BANK

           _______________________________________________________

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON _______, 1997

TO THE STOCKHOLDERS:

           Notice is hereby given that a Special Meeting of the stockholders of Perry County Bank ("PCB") will be held at 100 Main St., New Augusta, MS 39462 on ___________, 1997, at [__]:00 o'clock a.m., local time, for the purpose of considering and voting on the following matters, all as more fully described in the accompanying Proxy Statement:

           (1) Approval of the Merger Agreement dated May 13, 1997 among PCB, Trustmark Corporation and Trustmark National Bank which provides for the merger of PCB with and into Trustmark National Bank.

           (2) Transaction of such other business as may properly come before the Special Meeting or any adjournments thereof.

           Only those stockholders of record at the close of business on ___________, 1997, shall be entitled to notice of and to vote at the Special Meeting.


                                        BY ORDER OF THE BOARD OF DIRECTORS
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                                     PROXY

                               Perry County Bank
                           New Augusta , Mississippi

                        SPECIAL MEETING OF STOCKHOLDERS
                              ______________, 1997

           The undersigned hereby appoint(s)____________________ and ________________, or either of them, the true and lawful attorneys-in-fact for the undersigned, with full power of substitution, to vote as proxies for the undersigned at a Special Meeting of Stockholders of Perry County Bank ("PCB") to be held at 100 Main Street, New Augusta, Mississippi 39462, at [___] o'clock a.m., local time, on __________, 1997, and at any and all adjournments thereof, the number of shares which the undersigned would be entitled to vote if then personally present, for the following purposes:

           1. Approval of the Merger Agreement which provides for the merger of PCB with and into Trustmark National Bank.

         Approve        _____   Disapprove       _____    Abstain _____

           2. Transaction of such other business as may properly come before the Special Meeting or any adjournments thereof.

         Approve        _____   Disapprove       _____    Abstain _____

           THIS PROXY, WHICH IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PCB, WILL BE VOTED FOR THE ABOVE PROPOSALS UNLESS A CONTRARY DIRECTION IS INDICATED, IN WHICH CASE IT WILL BE VOTED AS DIRECTED. IF AUTHORITY IS GRANTED PURSUANT TO PROPOSAL 2 ABOVE, THE PROXIES INTEND TO VOTE ON ANY OTHER BUSINESS COMING BEFORE THE SPECIAL MEETING IN ACCORDANCE WITH THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS OF PCB.

           Please date the Proxy and sign your name exactly as it appears on the stock records of PCB. When shares are held by joint tenants, both are requested to sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signed as a corporation, please sign full corporate name by authorized officer.


                                                 ------------------------------
                                                  Signature

                                                 ------------------------------
                                                                           Date



                                                 ------------------------------
                                                 Signature if held jointly

                                                 ------------------------------
                                                                           Date

       PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY, USING THE ENCLOSED ENVELOPE.